EXHIBIT 8



                  [Letterhead of Brown & Wood LLP]

                                                            February 12, 1998


Morgan Stanley, Dean Witter,
       Discover & Co.
1585 Broadway
New York, NY  10036


          Re:  Morgan Stanley, Dean Witter, Discover & Co.
               MSDW Capital Trust I, MSDW Capital Trust II,
               MSDW Capital Trust III, MSDW Capital Trust IV
               and MSDW Capital Trust V
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:


     We have acted as tax counsel to Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V, each a statutory business trust formed under the laws of the State of Delaware (each, an "Issuer Trust" and, collectively, the Issuer Trusts), in connection with a Registration Statement (the "Registration Statement") on Form S-3 filed by the Company and the Issuer Trusts on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Debt Securities of the Company (the "Debt Securities"), Capital Securities of the Issuer Trusts (the "Capital Securities") and Guarantees of the Company with respect to the Capital Securities (the "Guarantees").

     The Debt Securities are to be issued from time to time as either (a) senior indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996, between Morgan Stanley Group Inc. ("Morgan Stanley") and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee"), and a Third Supplemental Senior Indenture dated as of June 1, 1997 between the Company (as successor to Morgan Stanley) and the Senior Debt Trustee (such indenture as so supplemented the "Senior Indenture"), (b) senior subordinated indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Subordinated Indenture dated as of May 15, 1991 and a Second Supplemental Subordinated Indenture dated as of April 15, 1996, between Morgan Stanley and The First National Bank of Chicago, as trustee (the "Senior Subordinated Debt Trustee"), and a Third Supplemental Subordinated Indenture dated as of June 1, 1997 between the Company (as successor to Morgan Stanley) and the Senior Subordinated Debt Trustee (such indenture as so supplemented, the "Senior Subordinated Indenture") or (c) junior subordinated indebtedness of the Company under an indenture to be entered into between the Company and The Bank of New York, as trustee (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures").

     The Capital Securities of each Issuer Trust will be issued pursuant an Amended and Restated Trust Agreement (the "Trust Agreement") of such Issuer Trust to be entered into among the Company, as depositor of such Issuer Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, two individuals selected by the holders of the Common Securities issued by such Issuer Trust as administrators with respect to such Issuer Trust and the holders of the Common Securities and the Capital Securities of such Issuer Trust.

     The forms of the Indentures, the Trust Agreements, the Guarantees and the Debt Securities are filed or incorporated by reference as exhibits to the Registration Statement.

     In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Indentures, the Trust Agreements and the Guarantees by all parties (including Morgan Stanley) other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

     Based upon the foregoing and assuming that the Issuer Trusts were formed and will be maintained in compliance with the terms of the Trust Agreements we hereby confirm:

     (i)  our  opinions set  forth  in the  Registration Statement  under the
caption  "Certain   Federal  Income  Tax  Consequences"  in   the  Prospectus
Supplement and

     (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

     We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Capital Securities or transactions of the type described herein and that our opinions are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

     Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States.

     We hereby consent to the use of this opinion for filing as Exhibit 8 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Consequences" in the Prospectus Supplement and "Validity of Securities" in the Prospectus.

                                   Very truly yours,

                                   /s/ Brown & Wood LLP

                                   BROWN & WOOD LLP